UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 14, 2006

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 426-9984

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2006, the registrant entered into the Third Amendment and Consent to Credit Agreement to the Credit Agreement dated as of October 8, 2004 (as previously filed) by and among the registrant, the lenders named therein and Bank of America, N.A., as Administrative Agent, to modify the annual capital expenditure limitations for the years 2006 through 2009.  The description of the Third Amendment and Consent to Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

10.1 Third Amendment and Consent to Credit Agreement dated as of September 14, 2006 to the Credit Agreement dated as of October 8, 2004 (as previously filed) by and among the registrant, the lenders named therein and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: September 20, 2006	By	/s/ Scott M. Colosi
Scott M. Colosi
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
10.1

Third Amendment and Consent to Credit Agreement dated as of September 14, 2006 to the Credit Agreement dated as of October 8, 2004 (as previously filed) by and among the registrant, the lenders named therein and Bank of America, N.A., as Administrative Agent.